Exhibit 10.3

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”), is made as of March 1, 2022, and effective as of February 1, 2022 (the “Effective Date”), by and between Electric Last Mile Solutions, Inc., a Delaware corporation (the “Company”), and James Taylor (the “Executive,” and, together with the Company, the “Parties,” and each a “Party”).

WHEREAS, the Executive was employed by the Company under terms set forth in that certain Employment Agreement, dated as of December 10, 2020, by and between Electric Last Mile, Inc. (“ELMI”) and the Executive (the “Employment Agreement”);

WHEREAS, on February 1, 2022, the Executive voluntarily resigned as Chief Executive Officer, President, and a member of the Board of Directors of the Company (the “Board”) and from any other position or title at the Company to which the Executive had been appointed, effective as of February 1, 2022;

WHEREAS, on February 1, 2022, the Company filed a Form 8-K (the “Form 8-K”) with the U.S. Securities and Exchange Commission, the date of report for which was January 26, 2022, and such Form 8-K described the Executive’s resignation, among other things; and

WHEREAS, this Agreement sets forth the mutual understanding of the Parties as it relates to the resignation of the Executive.

NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1.	Resignation as of Effective Date. The Executive hereby confirms his resignation as of the Effective Date from any and all positions or titles at the Company or any of its subsidiaries (the “Company Group”), whether in management, on the board, on a committee, or otherwise, to which the Executive has ever been appointed. The Parties acknowledge and agree that, as of the Effective Date, the Employment Agreement is terminated and has no further effect, except as set forth in this Agreement. The Effective Date is the Executive’s final day of employment with the Company Group for benefit plan and all other purposes, except as set forth in this Agreement.

2.	Existing and Forfeited Equity and Compensation. The Parties agree that (i) the Executive shall remain eligible to receive a bonus with respect to the Company’s 2021 performance year, subject to approval by the Board’s Compensation Committee, (ii) the Executive’s outstanding and unvested time-vesting Company restricted stock unit award held as of the Effective Date shall remain outstanding and eligible to vest for the duration of time during which the Executive serves as a Consultant (rather than based on continued employment), and (iii) the Executive’s outstanding and unvested performance-based vesting Company restricted stock unit awards shall remain outstanding and eligible to vest based on the achievement of applicable performance goals for the duration of time during which the Executive serves as a Consultant (rather than based on continued employment).

3.	Surrender of Shares. The Executive hereby surrenders to the Company 1.8 million (1,800,000) shares (the “Surrendered Shares”) of Common Stock, by delivering to the Company the Surrendered Shares in the manner contemplated by that certain Letter of Instruction to the Company’s Transfer Agent, no later than one day following the Company’s execution of this Agreement. In connection with such transfer, Executive will execute the Irrevocable Consent to Stock Transfer and Power of Attorney in substantially the form attached hereto as Exhibit A. In the manner directed by the Company in consultation with the Company’s Transfer Agent, the Executive shall surrender an additional number of shares of Common Stock to the Company no later than April 11, 2022, with such number of shares of Common Stock equal to the Additional Share Amount, as defined in Section 19 herein.

4.	Restrictive Covenants. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that (i) the restrictive covenants contained in sections 7-9 of the Employment Agreement and pursuant to the Company’s Confidentiality, Inventions, and Non- Solicitation Agreement signed by the Executive (collectively, the “Restrictive Covenants”) shall remain in full force and effect in accordance with their terms and the Executive shall continue to be bound by their terms; (ii) the Restricted Period (as defined in the Employment Agreement) shall mean the Term (as defined in the Employment Agreement), any period of service to the Company and its affiliates thereafter and the later of (a) the 18-month anniversary of the Effective Date, and (b) the later of the six-month period following the termination of the Executive’s consulting services and the 12-month anniversary of the Effective Date; (iii) the Executive’s obligations under Section 5 and Section 7 of this Agreement shall supersede the Executive’s obligations under sections 9 and 7.5, respectively, of the Employment Agreement; and (iv) the second sentence of section 3 of the Company’s Confidentiality, Inventions, and Non-Solicitation Agreement and Exhibit A thereto shall be deleted each in their entirety.

5.	Cooperation. During the four year period after the Effective Date, the Executive shall reasonably cooperate with the Company and its counsel with respect to any (i) internal investigation, including any investigation being conducted by a special committee of the Board (“Investigation”), (ii) administrative, regulatory or judicial proceedings involving the Company, and (iii) matters within the scope of the Executive’s duties and responsibilities to the Company or its affiliates during the Executive’s employment with the Company, in each case to the extent that the Executive has knowledge as a result of his employment with the Company. The Executive’s duty of cooperation includes the Executive (i) being reasonably available to the Company, its counsel and any third party investigators retained by the Company for interviews and factual investigations, including with respect to an Investigation, (ii) in connection with any Investigation, providing reasonable access to the Company, its counsel and any third party investigators retained by the Company to materials, documents and hardware (including phones and laptops) in the Executive’s possession, (iii) appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, (iv) providing access to information and documents within the Executive’s possession or under the Executive’s control needed by the Company to conduct its business or respond to any request for information and documents from any governmental authority; and (v) responding to questions from members of the Board and the Company’s senior executive managers about matters previously within the scope of the Executive’s responsibilities. Notwithstanding the foregoing, (i) such cooperation and assistance shall be scheduled so as to not unreasonably burden the Executive or unreasonably interfere with any subsequent employment or activities that the Executive may undertake, (ii) the Executive shall not be required to cooperate in any matter in which the Executive is a party in opposition, and (iii) the Company shall reimburse the Executive for all reasonable out of pocket travel and lodging costs for travel and lodging required by the Company in connection with the Executive’s compliance with his cooperation obligations.

6.	Social Media and the Press. The Executive will promptly revise the Executive’s employment status on social media, including LinkedIn, Twitter, and other social media that are within the Executive’s control so that the Executive is no longer identified as currently holding any position or title at the Company Group, whether in management, on the Board, on a committee, as a consultant, or otherwise. During the eighteen (18) month period after the Effective Date, the Executive shall not make any statements to the media or press or use any social media site, blog or other online platform to make any statements regarding the Company Group, its business, or any of its employees, officers, or directors without explicit prior written consent from the Chief Executive Officer or the Chief Legal Officer of the Company.

7.	Mutual Non-Disparagement. Subject to Section 13, each Party agrees, and in the case of the Company, as limited to acts taken by the Board, executive officers, and official spokesperson(s) of the Company, during the two year period commencing on the Effective Date, not to make, publish, encourage, support, or disseminate, directly or indirectly, any statements, whether written, oral or electronic, that are or could be harmful to or reflect negatively on the other Party, or that are otherwise disparaging of the other Party or any of its past or present officers, directors, employees, advisors, agents, consultants, partners, attorneys, policies, procedures, operations, practices, decision-making, conduct, professionalism or compliance with standards, it being agreed and understood that nothing herein shall prohibit either Party from responding truthfully to any governmental investigation or inquiry related thereto, whether by the U.S. Securities and Exchange Commission or other governmental entity or any other law, subpoena, court order or other compulsory legal process or any disclosure requirement of the U.S. Securities and Exchange Commission, as reasonably determined by the Board and management, and the Executive further agrees that nothing herein shall prohibit the Company Group or any of its employees, officers, or directors or the Executive from truthfully and fully disclosing information to the full extent required by law, including, without limitation, in any future filings with the U.S. Securities and Exchange Commission, additional 8-Ks, and in any other public, legal, or regulatory statement.

8.	Consulting Services. The Executive and the Company have entered into the consulting agreement, attached hereto as Exhibit B. The Parties acknowledge and agree that the benefit plan provided under the Employment Agreement is no longer applicable to the Executive because he is no longer an employee of the Company; nevertheless, during the time the Executive serves as a Consultant, but no longer, the Company agrees to subsidize the Executive for benefits elected to be received under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and for reasonable and necessary out-of-pocket business expenses incurred by the Executive in connection with the performance of the Executive’s services under the Consulting Agreement in accordance with the Company’s expense reimbursement policies and procedures (including the requirement to provide appropriate documentation of such expenses).

9.	Release by the Executive. The Executive hereby releases and discharges and covenants not to sue the Company, the Board, the Company’s subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as each of its and their assignees, successors, directors, officers, stockholders, partners, representatives, insurers, attorneys, agents or employees, past or present (individually and collectively, “Releasees”), from and with respect to any and all claims, agreements, obligations, demands, causes of action, suits, actions, proceedings, debts, liens, contracts, promises, liability, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way connected with events, acts, conduct, or omissions occurring at any time prior to and including the date the Executive signs this Agreement. Notwithstanding the foregoing, and for the avoidance of doubt, the Executive is not releasing (i) any claims that cannot be waived under applicable state, local, or federal law, (ii) rights the Executive has to indemnification and advancement of legal fees and expenses and insurance (including, without limitation, under the Indemnification Agreement, the Company’s certificate of incorporation and bylaws, the Company’s D&O insurance and otherwise) and any claims to enforce such rights, (iii) other than as set forth in Section 2, any rights or claims to accrued or vested benefits the Executive may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) rights under or claims to enforce this Agreement, (v) any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, or (vi) rights which arise after the date of this Agreement. This Agreement will not prevent the Executive from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or Department of Labor.

10.	Release by the Company. The Company, on its own behalf and on behalf of its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as each of its and their assignees, predecessors, successors, directors, officers, stockholders, partners, representatives, insurers, attorneys, agents or employees, past or present, or any of them (individually and collectively) (together, the “Company Releasors”), hereby releases and covenants not to sue the Executive from and with respect to any and all claims, agreements, obligations, demands, causes of action, suits, actions, proceedings, debts, liens, contracts, promises, liability, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way connected with events, acts, conduct, or omissions occurring at any time prior to and including the date the Company signs this Agreement including, without limitation, all of the events described in the Form 8-K. Notwithstanding the foregoing, and for the avoidance of doubt, the Company is not releasing (i) any claims that cannot be waived under applicable state, local, or federal law, (ii) rights under or claims to enforce this Agreement, (iii) any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, or (iv) rights which arise after the date of this Agreement. For the avoidance of doubt, except for those claims explicitly not released by the Company under this Section 10, the Company’s release contemplated by this Section 10 shall release and forever discharge the Executive and his Affiliates from any claims, causes of action, suits, actions, or proceedings which are, may be, or could have been brought by any Company Releasor, or on behalf of or in the right of any of the Company Group, including but not limited to any stockholder derivative claims, causes of action, suits, actions, or proceedings. The Company acknowledges and agrees that the Executive’s rights to indemnification and advancement of legal fees and expenses and insurance (including, without limitation, under the Indemnification and Advancement Agreement dated November 25, 2021, the Company’s certificate of incorporation and bylaws, the Company’s D&O insurance and otherwise) and claims, causes of action, suits, actions, or proceedings to enforce such rights are fully vested, and no amendment, repeal, or modification of any such rights or coverage shall adversely affect the Executive, and the Company Group shall continue to be bound by its obligations to indemnify, advance legal fees and expenses to, and insure the Executive.

11.	Taxes. Notwithstanding anything in this Agreement to the contrary, the Company agrees to pay all federal, state and local taxes, including penalties and interest, payable by the Executive in connection with a certain equity transaction (the “November 2020 Equity Transaction”) on November 19, 2020 (such taxes, the “Specified Taxes”). The Executive agrees to cooperate with the Company as it determines the proper valuation for ELMI’s common stock as of the date of the November 2020 Equity Transaction and prepares a Form W-2 based on that valuation, which will properly report the Executive’s income in connection with such transaction. The Executive further agrees not to dispute the Company’s valuation and to file amended federal and state tax returns consistent with the Form W-2 to be furnished by the Company. Within 5 days after the Executive provides the Company with a final amended federal income tax return for 2020, the Company will remit the Specified Taxes properly due to the relevant tax authorities on behalf of the Executive. The Executive will provide a Form 4669 confirming he has filed and paid in full the amount of tax due on his amended return within 5 days of filing his amended federal income tax return and no later than 10 days after the Company makes the tax payments. If the tax authorities later dispute the tax treatment of the transaction and/or the Company’s valuation, the Company will pay any additional Specified Taxes that are justifiably due. In the event the Company determines that some portion of its tax payments constitutes additional compensation to the Executive subject to employment tax withholdings and further information reporting, the Company may withhold such taxes from its tax payments on behalf of the Executive as required by law; for the avoidance of doubt, the Company shall not be required to gross-up the tax payments as a result of any required additional tax withholdings due on such tax payments.

12.	Representations, Warranties and Covenants.

(a)	Claims. The Executive represents, warrants and covenants to each of the Releasees that the Executive has not filed any claim, suit or action against the Company Group or any Releasee. The Executive will not encourage any Person to institute any claim against the Releasees. The Company represents, warrants and covenants to the Executive that the Company Group and any of its officers, directors and employees have not filed any claim, suit or action against the Executive. The Company will not encourage any Person to institute any claim against the Executive.

(b)	Company Property. The Executive represents and warrants that he has turned over to the Company all property of the Company within the Executive’s possession, accessibility or control; provided, however, that the Executive must retain pursuant to the legal hold issued by the Company as of December 1, 2021, his personal data and information including such information and data on any Company-issued cell phone, tablet and/or computer.

13.	Exception. Notwithstanding anything contained in this Agreement or any other agreement between the Executive and the Company, the Executive acknowledges that he will not be held criminally or civilly liable for (i) the disclosure of confidential or proprietary information or trade secrets that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosure of confidential or proprietary information or trade secrets made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order. Nothing in this Agreement or any other agreement between the Executive and the Company shall be interpreted to limit or interfere with the Executive’s right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, National Labor Relation Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state, or federal law. Nothing in this Agreement or any other agreement between the Executive and the Company will be interpreted to require the Executive to notify or obtain approval by the Company prior to making reports to a government agency or to obtain a financial incentive in connection with such reports. To the extent the Executive secures damages or other financial incentives from a governmental agency in connection with making such reports, the Executive hereby agrees to forward such payment to the Company.

14.	OWBPA. The Executive agrees and acknowledges that the Executive’s release in Section 9 constitutes a knowing and voluntary waiver and release of all claims the Executive has or may have against the Company and/or any of the other Releasees as set forth herein, including, but not limited to, all claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act (collectively, “Age Discrimination Claims”). In accordance with the Older Worker’s Benefit Protection Act, the Executive is hereby advised as follows:

(a)	the Executive has read the terms of this Agreement, and understands its terms and effects, including the fact that the Executive agreed to release and forever discharge the Company and each of the Releasees, from any claims released in this Agreement, including any Age Discrimination Claims;

(b)	the Executive understands that, by entering into this Agreement, the Executive does not waive any claims that may arise after the date of the Executive’s execution of this Agreement, including without limitation any rights or claims that the Executive may have to secure enforcement of the terms and conditions of this Agreement;

(c)	the Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which the Executive acknowledges is adequate and satisfactory to the Executive and which the Executive acknowledges is in addition to any other benefits to which the Executive is otherwise entitled;

(d)	the Company advised the Executive to consult with an attorney prior to executing this Agreement;

(e)	the Executive has been given at least 21 days in which to review and consider this Agreement. To the extent that the Executive chooses to sign this Agreement prior to the expiration of such period, the Executive acknowledges that the Executive has done so voluntarily, had sufficient time to consider the Agreement, to consult with counsel and that the Executive does not desire additional time and hereby waives the remainder of the 21- day period; and

(f)	the Executive may revoke his release of Age Discrimination Claims within seven days from the date the Executive signs this Agreement and such release will become effective upon the expiration of that revocation period. If the Executive revokes his release of Age Discrimination Claims during such seven-day period, the Company release in Section 10 will be null and void and of no force or effect and the Executive will not be entitled to the benefits of such release which are expressly conditioned upon the execution of this Agreement and the non-revocation of Age Discrimination Claims. Any revocation must be in writing and sent to Thomas Dono, Jr. via electronic mail at tdono@electriclastmile.com, on or before 11:59 p.m. Central Time on the seventh day after this Agreement is executed by the Executive.

15.	Press Release; Communications. The Parties acknowledge that the Executive and his counsel were given the opportunity to review and comment upon the Form 8-K, and that the Executive and his counsel, however, neither provided nor withheld consent with respect to such Form 8-K. The Parties further acknowledge and agree that the Company will file an additional form 8-K report and press release regarding this Agreement, as well as any additional filings with the U.S. Securities and Exchange Commission and press releases as the Company may deem reasonably necessary.

16.	Standstill. During the period commencing with the Effective Date and ending August 1, 2023 (the “Standstill Period”), the Executive will not, and will cause each of his Affiliates (or any other person or entity (including any Associate) acting on behalf of or at the Executive’s direction or otherwise with the Executive’s encouragement or support) not to, directly or indirectly, in any manner (including by assisting, encouraging or participating with others to), alone or in concert with others (in each case, except as approved by a resolution of the Board or any committee thereof empowered to take such action):

(a)	acquire, offer, seek or propose to acquire, or agree to acquire, ownership (beneficial or otherwise, and in any manner) of any debt or equity securities of the Company (including Common Stock) or rights or options to acquire such ownership or securities convertible or exchangeable into such ownership (including Redeemable Warrants), in each case excluding securities of the Company issued as a dividend or otherwise in respect of securities of the Company otherwise owned by any such person or with respect to any;

(b)	acquire, offer, seek or propose to acquire, or agree to acquire, ownership (beneficial or otherwise, and in any manner) of any instruments, real or synthetic, that give Executive or his Affiliates or Associates (or any other person or entity acting on behalf of or at the Executive’s direction) the right to vote or direct the voting of any securities of the Company, in each case excluding securities of the Company issued as a dividend or otherwise in respect of securities of the Company otherwise owned by any such person and excluding any Earnout Shares and/or Adjustment Escrow Stock;

(c)	propose or effect any tender or exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company or its subsidiaries;

(d)	(i) make or participate in any “solicitation” (as defined under the Exchange Act) of proxies or consents with respect to the election or removal of directors or any other proposal (including any “withhold,” “vote no” or similar campaign even if conducted as an exempt solicitation); (ii) seek or knowingly encourage election to or representation on the Board, or nominate or recommend the nomination of any candidate to the Board, or the removal of any member of the Board, or call or seek to call, directly or indirectly, any special meeting of shareholders of the Company for any reason whatsoever; (iii) make any stockholder proposal; (iv) seek or advise or influence any person or entity with respect to the voting of any securities of the Company; (v) engage in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s shareholders for their vote or challenging the policies of the Company; or (vi) otherwise act, alone or in concert with others, to seek to control or influence the management, Board, policies or affairs of the Company;

(e)	form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of the Company (other than (i) any group previously identified prior to the date hereof in the Schedule 13D filed by the Executive and (ii) the Irrevocable Proxy described in Section 16(k));

(f)	seek to change the determination or direction of the basic decisions of the Company, the present capitalization or dividend policy of the Company, the Company’s organizational documents or take any other actions which may impede the acquisition or control of the Company by any person or entity, or otherwise take any action inconsistent with the ownership of securities “solely for the purpose of investment”;

(g)	engage in any course of conduct causing the Company’s securities to become eligible for termination of registration pursuant to Section 12(g) of the Exchange Act;

(h)	make a request (public or otherwise) that the prohibitions set forth in this Section 16 be waived or that the Company take any action which would permit the Executive or his Affiliates or Associates to take any of the actions prohibited by this Agreement;

(i)	publicly disclose (whether via social media platform or otherwise) any intention, plan or arrangement inconsistent with the foregoing; or

(j)	knowingly encourage or assist any other Person in undertaking any of the foregoing.

(k)	In addition, during the Standstill Period, the Executive agrees that he will, and will cause each of his Affiliates and Associates to, appear in person or by proxy at each meeting of the Company’s stockholders (“Stockholder Meeting”) and either (i) vote all Voting

Securities beneficially owned by the Executive or such Affiliate or Associate (or which the Executive or such Affiliate or Associate has the right or ability to vote) (the “Remaining Executive Shares”) at such Stockholder Meeting in favor of any proposal recommended by the Board, or (ii) abstain from voting the Remaining Executive Shares at such Stockholder Meeting. Executive acknowledges and agrees that his attendance at each Stockholder Meeting shall not be, nor be deemed to be, “in protest”. In addition, simultaneously with the execution of this Agreement, the Executive shall execute and deliver to the Company and the Board an Irrevocable Proxy (in the form attached hereto as Exhibit C) irrevocably granting the Board the power and authority to represent the Executive at any Stockholder Meeting and (aa) vote the Remaining Executive Shares in favor of any proposal advanced by the Board, or (bb) abstain from voting the Remaining Executive Shares, such Irrevocable Proxy to become effective only in the event that and for so long as the Executive fails to (xx) otherwise appear in person or by proxy at any Stockholder Meeting or (yy) vote the Remaining Executive Shares in the manner set forth in this Section 16(k).

(l)	If a Change in Control occurs prior to the end of the Standstill Period, then the Executive’s obligations under this Section 16 shall cease to apply as of the date of the consummation of such Change in Control.

17.	Lock-Up. Commencing upon the Effective Date and continuing until August 1, 2022 (such period, the “Lock-up Period”), the Executive will not, and will not cause or direct any of his Affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any Common Stock, or any options or warrants to purchase any Common Stock, or any or securities convertible into, exchangeable or exercisable for or that represent the right to receive any Common Stock (including, for the avoidance of doubt, common units (together with the Common Stock, the “Securities”)) of the Company (such options, warrants or other securities, other than the Securities, collectively, “Derivative Instruments”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Executive or someone other than the Executive) or that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Securities or Derivative Instruments, or (iii) publicly disclose the intention to make any such offer, loan, sale, pledge, or disposition, or enter into any such transaction, swap, hedge or other arrangement, whether any such transaction or arrangement (or instrument provided for thereunder) as described in clauses (i) and (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, without, in each case, the prior written consent of the Board. In addition, the Company will permit the Executive to surrender any shares of Common Stock to the Company to the extent set forth in this Agreement. The Executive represents and warrants that he is not, and has not caused or directed any of his Affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any of the foregoing in this Section 17 during the Lock-Up Period. Any Securities (i) received upon settlement of Restricted Stock Units granted to the Executive and/or (ii) acquired in open market purchases after the Effective Date will also be subject to this Lock-Up agreement. Aside from the restrictions on transferability (which for the avoidance of doubt expire no later than June 25, 2022) provided under the Amended and Restated Registration Rights Agreement, dated June 25, 2021, by and among Forum Merger III Corporation and the parties listed on the signature pages thereto, the Company acknowledges and agrees that the Executive and his Affiliates are not subject to any other lock-up or other agreement limiting the transferability of his Common Stock. If a Change in Control occurs prior to the end of the Lockup Period, then the Executive’s obligations under this Section 17 shall cease to apply as of the date of the consummation of such Change in Control. Notwithstanding the foregoing, the Executive may receive an amendment to or waiver from this Section 17, but only after receiving explicit prior written consent from the special committee of the Board formed on November 25, 2021.

18.	Registration Rights. The Executive waives, relinquishes, and foregoes any and all registration rights that the Executive or any of his affiliates may have, including, without limitation, any right to cause the Company to effect the registration under the Securities Act of any Securities or Derivative Instruments, and the Executive shall have no obligations or liability under any registration rights agreement.

19.	Definitions.

(a)	“60-Day VWAP” means the average of the Daily VWAPs over the 60 consecutive Trading Day period beginning on, and including, February 1, 2022.

(b)	“Additional Share Amount” means a number of shares of Common Stock equal to the quotient of (x) three million three hundred thousand dollars ($3,300,000) divided by (y) the 60-Day VWAP, with any fractional shares rounded to the nearest whole number.

(c)	“Affiliate” means, with respect to a Person, any Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with,” mean the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of Voting Securities, by contract relating to voting rights or corporate governance, or otherwise.

(d)	“Associate” means, with respect to a Person who is an individual, (a) any of such Person’s Family Members; (b) any company, partnership or trust in which such Person or any of such Person’s Family Members owns five percent (5%) or more of its equity or voting interests; or (c) any trust for the benefit of such Person or one or more of such Person’s Family Members.

(e)	A “Change in Control” can be deemed to occur upon any of the following events

(i)	any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding Securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding Securities pursuant to an offering of such Securities, (D) any of the Executive, Jason Luo, their respective Affiliates or any Person who acquires any Securities or Derivative Instruments from the foregoing Persons, or (E) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as such stockholders’ ownership of equity interests) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding Voting Securities;

(ii)	during any period of twelve (12) consecutive months occurring after the Effective Date, a majority of the members of the Board ceases to be composed of individuals who (x) were directors on the first day of such period or (y) become directors after the first day of such period and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then in office who were directors on the first day of such period or whose election or nomination for election was previously so approved;

(iii)	the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets.

Notwithstanding anything to the contrary herein, in no event shall any breach by the Executive of his obligations described under Section 16 or the first sentence of Section 17 herein constitute a “Change in Control” for purposes of terminating any of the Executive’s obligations under Section 16 or the first sentence of Section 17.

(f)	“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

(g)	“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ELMS <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable (including as a result of any limitation imposed on trading in the Common Stock, or any suspension in the listing of the Common Stock on any such Trading Day), the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking or valuation firm selected by the Company in its sole discretion).

(h)	“Family Member” means, with respect to a Person, such Person’s spouse, parents, siblings, children and other descendants.

(i)	“Person” means an individual, partnership, joint venture, limited liability company, corporation, firm, trust, unincorporated organization and government or other department or agency thereof.

(j)	“Redeemable Warrants” means each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share.

(k)	“Trading Day” means any day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Trading Day” means a business day.

(l)	“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

20.	No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company.

21.	Complete Agreement; Inconsistencies. This Agreement and any other documents referenced herein, constitute the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede in their entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto.

22.	Notices. For purposes of this Agreement, except as expressly provided otherwise, notices and all other communications provided for herein will be in writing and will be deemed to have been duly given (a) when received if delivered personally or by courier, or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested, as follows:

If to the Company, addressed to:

Electric Last Mile Solutions, Inc.
1055 W. Square Lake Road
Troy, Michigan 48098

Attention: Thomas Dono, Jr., Chief Legal Officer, tdono@electriclastmile.com

If to the Executive, addressed to the last known residential address reflected in the Company’s records, with a copy to (which will not constitute notice):

Lawrence Gerschwer
Barnes & Thornburg LLP

390 Madison Ave 12th Floor
New York, NY 10017
lgerschwer@btlaw.com

Notice may also be provided to such other address as either Party may furnish to the other in writing in accordance herewith, except that notices or changes of address will be effective only upon receipt.

23.	Applicable Law; Submission to Jurisdiction. This Agreement is entered into under, and will be governed for all purposes by, the laws of the State of New York, without regard to conflicts of laws principles thereof. With respect to any claim or dispute related to or arising under this Agreement, the Parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Manhattan and the Southern District of New York.

24.	Arbitration. Except as prohibited by law, the Parties agree that any dispute between the Parties as to the meaning, effect, performance or validity of this Agreement or breach or purported breach of this Agreement will be resolved through binding arbitration in New York, New York under JAMS Comprehensive Arbitration Rules and Procedures (which can be found at https://www.jamsadr.com/rules-comprehensive-arbitration/). Nothing in this arbitration provision is intended to limit any right the Executive may have to file a charge with or obtain relief from the National Labor Relations Board or any other state or federal agency. The Executive agrees that such arbitration will be conducted on an individual basis only, not a class, collective or representative basis, and hereby waives any right to bring class-wide, collective or representative claims before any arbitrator or in any forum. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT THEY MIGHT OTHERWISE HAVE TO A JURY TRIAL. This arbitration provision is not intended to modify or limit substantive rights or the remedies available to the Parties, including the right to seek equitable or interim relief, such as injunction or attachment, through judicial process, which will not be deemed a waiver of the right to demand and obtain arbitration. Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 24 shall govern any actions, proceedings, suits, causes of action, or claims related to, involving, or with respect to (i) non-parties to this Agreement, including any matter related to the Company’s securities or public disclosures, (ii) any matter concerning indemnification, advancement of legal fees and expenses, and insurance (including, without limitation, under the Indemnification Agreement, the Company’s certification of incorporation and bylaws, the Company’s D&O insurance and otherwise), (iii) any matter to enforce the releases provided for in Sections 9 and 10, or (iv) any matter within the subject matter jurisdiction of the Court of Chancery of the State of Delaware.

25.	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

26.	Successors and Assigns. The Parties’ obligations hereunder will be binding upon their successors and assigns. The Parties’ rights and the rights of the other Releasees will inure to the benefit of, and be enforceable by, any of the Parties’ and Releasees’ respective successors and assigns. The Company may assign all rights and obligations of this Agreement to any successor in interest to the assets of the Company. The Executive may not assign any rights and obligations of this Agreement without the prior written consent of the Company.

27.	Amendments and Waivers. No amendment to or waiver of this Agreement or any of its terms will be binding upon any Party unless consented to in writing by such Party.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective on the date as provided herein.

ELECTRIC LAST MILE SOLUTIONS, INC.

By:	/s/ Shauna McIntyre
Name:	Shauna McIntyre
Title:	Interim President and CEO

JAMES TAYLOR

By:	/s/ James Taylor
Name:	James Taylor
Title:	Consultant

Exhibit A

IRREVOCABLE CONSENT TO

STOCK TRANSFER AND POWER OF ATTORNEY

James Taylor, individually and on behalf of each of the undersigned entities (collectively, the “Stockholder”), does hereby irrevocably transfer and assign to Electric Last Mile Solutions, Inc., a Delaware corporation (the “Corporation”),                         shares of the Corporation’s Common Stock, par value $0.0001 per share, such shares being held in book-entry form at the Corporation’s stock transfer agent, currently standing in the name of                          on the books of the Corporation (the “Stock”).

The Stockholder does hereby irrevocably constitute and appoint the Corporation’s Secretary, Thomas Dono, as the Stockholder’s attorney in-fact, with full power of substitution, to take all steps necessary to transfer and assign the Stock on the books of the Corporation, including but not limited to directing the Corporation’s stock transfer agent to record the transfer of the Stock from the Stockholder to the Corporation on the Corporation’s stock ledger.

Dated: as of March , 2022
James Taylor

[ENTITY]

Name:
Title:

[ENTITY]

Name:
Title:

ACCEPTED on behalf of Electric Last Mile Solutions, Inc. by:

Thomas Dono
Secretary

Exhibit B

[Consulting Agreement]

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of March 1, 2022 by and between Electric Last Mile Solutions, Inc. (the “Company”) and James Taylor (“Consultant,” and, together with the Company, the “Parties,” and each a “Party”).

WHEREAS, this Agreement is made pursuant to Section 8 of that agreement entered between the Company and Consultant simultaneously herewith, dated March 1, 2022 (the “Settlement Agreement”);

WHEREAS, the Company desires to secure the services of Consultant as a consultant of the Company upon the terms and conditions set forth herein; and

WHEREAS, Consultant desires to perform such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1. Term. The term of this Agreement shall be for a period commencing as of February 1, 2022 (the “Effective Date”) and ending on February 1, 2024 (the “Consulting Period”). The Consulting Period may be extended for such appropriate period of time as the Parties may agree. Notwithstanding the foregoing, either Party may terminate the Consulting Period and Consultant’s Services hereunder at any time, for any reason or no reason, upon 60 days’ written notice to the other Party.

2. Services.

(a) During the Consulting Period, Consultant shall provide consulting services with regard to the business and operations of the Company, its subsidiaries and its affiliates, as reasonably requested by the Board of Directors of the Company or the Company’s Chief Executive Officer on an ad hoc basis (collectively, the “Services”).

(b) Consultant shall devote such time as is reasonably necessary for the proper performance of the Services, taking into account the Consultant’s other obligations and commitments.

3. Compensation for Services. The Company shall compensate Consultant for his Services in the amount of three hundred thousand dollars ($300,000) per year. The Company shall pay Consultant on a monthly basis, upon the completion of Services for that month, payable in arrears on the first business day of the immediately following month.

In the event either Party terminates the Consulting Period and Services hereunder prior to the end of the Consulting Period specified herein, the Company will pay Consultant on a pro rata basis for the partial month.

In addition to the foregoing compensation, subject to Consultant’s valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (“COBRA”), the Company shall, during the period commencing on the Effective Date and ending upon the earlier of the final day of the Consulting Period, an early termination of the Consulting Period, and the date that Consultant is no longer eligible for COBRA (the “COBRA Period”), continue to provide Consultant and Consultant’s eligible dependents with coverage under its group health plans (including medical, dental and vision). Such coverage shall be at the same levels and the same cost to Consultant as would have applied based on Consultant’s elections in effect on the Effective Date, and the Company shall provide such subsidized cost, in its sole discretion, either by paying directly at its sole expense or by reimbursing Consultant and Consultant’s eligible dependents (the “COBRA Benefits”). Notwithstanding anything to the contrary contained herein, if the Company determines that (A) any plan pursuant to which the COBRA Benefits are provided is not, or ceases to be, exempt from the application of Internal Revenue Code Section 409A, or (B) the Company is otherwise unable to continue to cover Consultant under its health plans or otherwise provide the COBRA Benefits without incurring penalties or otherwise violating applicable law (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in any case, an amount equal to each remaining Company subsidy shall thereafter be paid to Consultant (grossed up for taxes) in substantially equal monthly installments over the remaining portion of the COBRA Period.

4. Termination of Consultancy. Either the Company or Consultant may terminate the Consulting Period and Consultant’s Services hereunder at any time, for any reason, upon 60 days’ written notice to the other Party, subject to the following requirements upon termination:

(a) Return of Property. Upon the termination of the Consulting Period and Consultant’s Services hereunder for any reason, Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys (and related or relevant passwords), and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

(b) Exclusivity of Benefits. Except as expressly provided in this Agreement, the Company shall have no further obligations to Consultant under this Agreement upon termination of the Consulting Period and Consultant’s Services hereunder.

5. Confidential Information. In connection with the Services, the Company may provide Consultant with confidential and/or proprietary information developed by or regarding the Company, including material (i) which gives the Company a competitive business advantage or the opportunity of obtaining such advantage, (ii) the disclosure of which could be detrimental to the interests of the Company and/or its affiliates, or (iii) which is either (A) marked “Confidential Information”, “Proprietary Information” or with another similar marking, or (B) from all the relevant circumstances should reasonably be assumed by Consultant to be confidential and proprietary to the Company (“Confidential Information”). Confidential Information includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information which (x) is known to the public or becomes known to the public through no fault of Consultant, or (y) is received by Consultant on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company or its affiliates. During and at all times after Consultant’s service with the Company, Consultant shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except with the prior written consent of the Company. The Company will not provide the Consultant with Confidential Information except to the extent reasonably necessary to perform the Services. Consultant shall use commercially reasonable efforts to prevent disclosure of any Confidential Information and shall not, directly or indirectly, cause the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Consultant’s personal gain or benefit outside the scope of Consultant’s engagement by the Company. All Confidential Information is and shall remain the exclusive property of the Company. The provisions of this Section 5 do not prohibit Consultant from providing truthful information as may be required in response to a compulsory process or lawfully issued subpoena, so long as Consultant provides notice to the Company within ten (10) days of receipt of such request to the extent permitted by law, so that the Company may challenge and contest the release of its Confidential Information.

6. Exceptions. Notwithstanding anything contained in this Agreement or any other agreement between Consultant and the Company, Consultant acknowledges that he will not be held criminally or civilly liable for (i) the disclosure of Confidential Information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosure of Confidential Information made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.

7. Representations.

(a) Consultant represents and warrants that Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from performing hereunder or complying with the provisions hereof. The Company acknowledges that the Consultant may have other business relationships and that this Agreement shall not prevent or impair the Consultant from continuing to be involved in such other business relationships. Consultant agrees that such business relationships do not and will not cause Consultant to violate any obligations under this Agreement.

(b) The Parties agree that the terms of the Settlement Agreement shall remain in full force and effect, notwithstanding any term herein to the contrary.

(c) Consultant agrees to comply with any insider trading policy, ethics policy and business conduct policy of the Company during the term of this Agreement.

(d) Consultant hereby acknowledges (i) that Consultant has consulted with or has had the opportunity to consult with independent counsel of Consultant’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that Consultant has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Consultant’s own judgment.

8. Independent Contractor. Consultant expressly acknowledges and agrees Consultant is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever.

9. Assignment. This Agreement and the rights and duties hereunder are personal to Consultant and shall not be assigned, delegated, transferred, pledged or sold by the Parties without the prior written consent of the Parties. This Agreement shall inure to the benefit of and be enforceable by the Parties hereto, and their respective heirs, personal representatives, successors and assigns.

10. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery or by nationally recognized overnight courier service to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Consultant: at Consultant’s most recent address on the records of the Company, with a copy to (which shall not constitute notice):

Lawrence Gerschwer

Barnes & Thornburg LLP

390 Madison Ave, 12th Floor

New York, NY 10017

lgerschwer@btlaw.com

If to the Company:

Electric Last Mile Solutions, Inc.

1055 West Square Lake Road

Troy, Michigan 48098

Attn: Thomas Dono, Jr., Chief Legal Officer, tdono@electriclastmile.com or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

11. Survival. Section 5 (Confidential Information) and Section 6 (Exceptions) hereof shall survive any termination of this Agreement and shall continue in effect.

12. Governing Law. Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the New York, without regard to conflict of law principles.

13. Entire Agreement; Amendment. This Agreement constitutes the complete and final agreement of the Parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No amendments to this Agreement will be valid unless in writing and signed by Consultant and an authorized representative of the Company.

14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

15. Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

16. Arbitration. Except as prohibited by law, the Parties agree that any dispute as to the meaning, effect, performance or validity of this Agreement by the Parties (other than with respect to the Settlement Agreement) will be resolved through binding arbitration in New York, New York under JAMS Comprehensive Arbitration Rules and Procedures (which can be found at https://www.jamsadr.com/rules-comprehensive-arbitration/). Nothing in this arbitration provision is intended to limit any right Consultant may have to file a charge with or obtain relief from the National Labor Relations Board or any other state or federal agency. Consultant agrees that such arbitration will be conducted on an individual basis only, not a class, collective or representative basis, and hereby waives any right to bring class-wide, collective or representative claims before any arbitrator or in any forum. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT THEY MIGHT OTHERWISE HAVE TO A JURY TRIAL. This arbitration provision is not intended to modify or limit substantive rights or the remedies available to the Parties, including the right to seek interim relief, such as injunction or attachment, through judicial process, which will not be deemed a waiver of the right to demand and obtain arbitration. For the avoidance of doubt, notwithstanding anything in this Agreement, the provisions of the Settlement Agreement with respect to arbitration and litigation as set forth in Sections 23 and 24 of the Settlement Agreement shall govern in all respects with respect to any matters as set forth in the Settlement Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective on the date as provided herein.

ELECTRIC LAST MILE SOLUTIONS, INC.

By:	/s/ Shauna McIntyre
Name:	Shauna McIntyre
Title:	Interim President and CEO

JAMES TAYLOR

By:	/s/ James Taylor
Name:	James Taylor
Title:	Consultant

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Exhibit C

[Irrevocable Proxy]

EXECUTION VERSION

IRREVOCABLE PROXY TO VOTE STOCK OF
ELECTRIC LAST MILE SOLUTIONS, INC.

THIS IRREVOCABLE PROXY (the “Irrevocable Proxy”), is made as of March 1, 2022, by and among Electric Last Mile Solutions, Inc., a Delaware corporation (the “Company”), James Taylor (including any of his Affiliates and Associates, as defined in the Settlement Agreement) (the “Grantor”), and the Company’s Board of Directors, each member of which shall have executed this Proxy (the “Board”, together with the Company and the Grantor, the “Parties,” and each a “Party”), in accordance with that certain agreement made as of March 1, 2022 between the Company and Grantor (the “Settlement Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1.	This Irrevocable Proxy shall only be effective in the event that, and for so long as, (i) Grantor fails to appear in person or by proxy (which Grantor may grant to any other person) at any Stockholder Meeting and/or (ii) Grantor or his proxy fails either to abstain from voting the Remaining Executive Shares (as defined in the Settlement Agreement) (hereafter, the “Shares”) or to vote in favor of any proposal recommended by the Board. For the avoidance of doubt, the Grantor in his sole discretion, can choose to (x) attend the Stockholder Meeting in person or by proxy and either vote in favor of a proposal recommended by the Board or abstain from voting, (y) provide another person his proxy to vote in favor of a proposal recommended by the Board or abstain from voting, or (z) do neither (x) nor (y), in which case the Proxy Holders (as defined below) shall abstain from voting the Shares, unless otherwise instructed by the Grantor in writing to vote the Shares in favor of the recommendation of the Board specifically referring to this Irrevocable Proxy.

2.	Subject to the conditions set forth in Section 1 above and Section 3 below, the Grantor hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints the Board of the Company, as such Board shall be constituted from time to time, and each member of such Board (the “Proxy Holders”), as the sole and exclusive attorneys and proxies of the Grantor, with full power of substitution and resubstitution, to appear in the stead of the Grantor at any Stockholder

Meeting, represent the Shares as present at such Stockholder Meeting, and vote and exercise all voting and related rights (to the full extent that the Grantor is entitled to do so) with respect to all of the Shares, in accordance with the terms of this Irrevocable Proxy, provided, however, that Grantor must be provided advance notice of any such Stockholder Meeting and in exercising the power and authority conferred by this Irrevocable Proxy, the Proxy Holders must abstain from voting the Shares unless the Grantor has provided instructions in writing to the Proxy Holders after the date hereof for the Shares to be voted in favor of the recommendation of the Board.

3.	The appointment of the Proxy Holders to act as the sole and exclusive attorneys and proxies of the Grantor set forth in Section 1 of this Irrevocable Proxy shall only become effective in the event that, and for so long as, the conditions set forth in Sections 1 and 2 above are satisfied and only during the Standstill Period.

4.	Upon the Grantor’s execution of this Irrevocable Proxy, the Grantor agrees and represents that any and all prior proxies given by the Grantor or any of its Affiliates or Associates with respect to any of the Shares are hereby revoked, and the Grantor agrees that during the Standstill Period any grant of subsequent proxies with respect to the Shares by the Grantor shall be made in compliance with the conditions set forth in the Settlement Agreement.

5.	The Grantor acknowledges and agrees that this Irrevocable Proxy is (a) coupled with an interest sufficient under Delaware law to support its irrevocability, (b) irrevocable to the fullest extent permitted by the General Corporation Law of the State of Delaware, (c) granted pursuant to the Settlement Agreement, and (d) granted by Grantor in consideration and as an inducement for the Company entering into the Settlement Agreement.

6.	In exercising the power and authority conferred upon them by this Irrevocable Proxy, the Proxy Holders may designate one or more of them to act on behalf of all the Proxy Holders and may, to the extent desirable, act by a majority vote or by a majority vote of the disinterested Proxy Holders, regardless of whether a majority of the Proxy Holders is disinterested.

7.	Any obligation of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor and all subsequent owners, purchasers, holders, successors and assigns of the Shares.

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8.	Notwithstanding anything to the contrary set forth herein, this Irrevocable Proxy shall terminate on August 1, 2023 or such earlier date when the Standstill Period is no longer in effect and shall thereafter have no further force and effect.

Dated: March 1, 2022

/s/ James E. Taylor
James E. Taylor

Shares owned of record or beneficially: 3,505,598

THE JET GROUP, LLC

By James E. Taylor, CEO

/s/ James E. Taylor

/s/ David Boris
David Boris

/s/ Neil Goldberg
Neil Goldberg

/s/ Brian M. Krzanich
Brian M. Krzanich

/s/ Shauna F. McIntyre
Shauna F. McIntyre

/s/ Richard N. Peretz
Richard N. Peretz

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ELECTRIC LAST MILE SOLUTIONS, INC.

By Shauna McIntyre, Authorized Representative

/s/ Shauna McIntyre

4